Exhibit 23

CONSENT OF PRICEWATERHOUSECOOPERS LLP

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-48532) of U.S. Bancorp of our report dated June 28, 2002 relating to the financial statements of Mercantile Bancorporation Inc. Horizon Investment and Savings Plan and Trust, which appears in this Form 11-K.

/s/ PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP
Minneapolis, Minnesota
June 28, 2002